Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS FIRST QUARTER 2026 RESULTS
2026 FIRST QUARTER HIGHLIGHTS
•Earnings per diluted share of $1.39 and net income of $60.9 million
•New home deliveries of 908
•Homebuilding gross margins of 28.9%
•Net new home orders of 1,037
•Homebuilding debt to total capital of 11.5%; net homebuilding debt to total capital of 5.5%
•Repurchased approximately 114,000 shares of common stock for approximately $7.2 million
•Began sales in the Houston market
PLANO, Texas, April 29, 2026 — Green Brick Partners, Inc. (NYSE: GRBK) (“we,” “Green Brick” or the “Company”) today reported results for its first quarter ended March 31, 2026.
Net income attributable to Green Brick in the first quarter of 2026 was $60.9 million, resulting in diluted earnings per share of
$1.39. The company delivered 908 homes. Net new sales orders were 1,037 for the quarter, with the monthly sales pace for the first quarter of 2026 decreasing slightly to 3.4, as compared to 3.5 in prior year period. At quarter end, we had 649 backlog units with corresponding backlog revenue of $381.3 million. We started 979 homes in during the first quarter of 2026, an increase of 13% over the first quarter of 2025.
Jim Brickman, CEO and co-founder said, “The new home market remains challenging as mortgage rates increased during the quarter and consumer confidence remains challenged for many of our consumers. We achieved strong results in Q1 despite these continuing headwinds, which we believe is a testament to our disciplined approach to managing incentives and price to maintain sales pace. We also are pleased to announce the milestone of our first sales in the Houston market.”
Commencing with the first quarter, we began to report our mortgage, title and insurance operations, which were previously reported within the Corporate segment, as a separate financial services segment. Mr. Brickman stated, “We are very pleased with the growth of Green Brick Mortgage. By the end of the first quarter of 2026 we had completed the rollout of Green Brick Mortgage to all our builders in our Texas markets, and we expect to continue the expansion of Green Brick Mortgage into the Atlanta market with our builder, The Providence Group, during the latter half of 2026. We believe that the growth of our financial services segment should further strengthen our operating results and balance sheet.”
Restatement of Closing Cost Incentives Recorded in Prior Periods
As reported in our Form 8-K filed last night, the Company has determined that residential units revenue in prior periods had been incorrectly reported on a gross basis and excluded closing cost incentives offered to homebuyers, including interest-rate buy-downs, which had previously been included in cost of residential units. The Company concluded that these closing cost incentives should have been reflected as a reduction in revenue. As a result, the Company will reduce residential units revenue, with a corresponding impact on total revenues, for the closing costs incentives, including interest-rate buydowns, that were paid on behalf of the homebuyer. In addition, the Company will reduce cost of residential units, with a corresponding impact on total cost of revenues, by this same amount of closing cost incentives. As a result, and based on the amounts of such reclassifications, the Company will be restating its audited consolidated statements of income for the years ended December 31, 2023, 2024 and 2025 included in its
Annual Report on Form 10-K for the year ended December 31, 2025 and the unaudited condensed consolidated statements of income for each of the quarters within 2025 and 2024, respectively. The Company intends to file an amendment to its Annual
Report on Form 10-K for the fiscal year ended 2025 to restate the affected financial statements and related disclosures and the interim unaudited condensed consolidated statements of income will be included within a footnote.
The restatement will not impact reported gross profit, operating income, net income, earnings per share, cash flow, debt covenant compliance, shareholders’ equity, or the underlying economics of the Company’s business. As a result of this change, reported residential units revenue and average sales price for each of the affected periods will be reduced, while reported homebuilding cost of revenues will decrease and gross margin will increase. The first quarters of 2025 and 2026 included in this earnings release reflect this reclassification.  In addition, the Company has filed a Form 8-K that sets forth the Company’s preliminary assessments of the impact of this reclassification for the years ended December 31, 2023, 2024 and 2025, as well as each of the quarters in 2025 and 2024.
Results for the Quarter Ended March 31, 2026:
Homebuilding - During the first quarter of 2026, the Company generated $448.0 million in home closings revenue as compared to
$484.5 million in the prior year period. Total homebuilding cost of revenues decreased to $324.3 million in the first quarter of 2026 from $328.7 million in the prior year period. Homebuilding gross margin for the quarter was 28.9%, which was the highest amongst our public homebuilding peers.

(Dollars in thousands, except per share data)	Three Months Ended March 31,
	2026	2025 (as restated)%
New homes delivered	908	910	(0.2)%

Total homebuilding revenues	$455,987	$484,453	(5.9)%
Total homebuilding cost of revenues	324,272	328,668	(1.3)%
Total gross profit	$131,715	$155,785	(15.5)%
Income before income taxes	$84,264	$106,148	(20.6)%
Net income attributable to Green Brick Partners, Inc.	$60,946	$75,059	(18.8)%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$1.39	$1.67	(16.8)%

Residential units revenue	$448,487	$482,149	(7.0)%
Average sales price of homes delivered	$493.4	$529.8	(6.9)%
Homebuilding gross margin percentage	28.9%	32.1%	-320 bps

Backlog revenue	$381,252	$584,762	(34.8)%
Backlog units	649	864	(24.9)%
Homes under construction	2,119	2,296	(7.7)%
Financial Services - Green Brick Mortgage was established at the end of 2024 and funded its first loan in the first quarter of 2025.
Mortgage revenue increased more than 330% year over year from $1.3 million in the first quarter of 2025 to $5.6 million in the first quarter of 2026 as we funded 365 loans in the first quarter of 2026 compared to 105 in the first quarter of 2025.

	Three Months Ended March 31,
	2026	2025	%
Total financial services revenues	$9,501	$4,867	95.2%
Financial services expenses	(5,180)	(3,058)	69.4%
Financial services operating income	$4,321	$1,809	138.9%
Total originations:
Loans	365	105	247.6%
Principal	$150,356	$47,527	216.4%

Average FICO score	742	741
Liquidity - We continue to maintain strong liquidity, with no outstanding borrowings on our revolving credit facilities.
Homebuilding debt to capital declined to 11.5%, down 130 basis points sequentially, while net homebuilding debt to capital declined to 5.5%, among the lowest of our public homebuilding peers, even with purchasing 114,000 shares of stock valued at $7.2 million during the quarter. “Our first quarter results were achieved with an investment grade balance sheet and low leverage, which gives us the flexibility to navigate the current challenging environment, continue to invest strategically in future growth, and return capital to shareholders through share repurchases,” said Mr. Brickman.

Earnings Conference Call:
We will host our earnings conference call to discuss our first quarter ended March 31, 2026 at 12:00 p.m. Eastern Time on
Thursday, April 30, 2026. The call can be accessed by dialing 1-888-660-6353 for domestic participants or 1-929-203-2106 for international participants and should reference meeting number 3162560. Participants may also join the call via webcast at: https://
events.q4inc.com/attendee/867843540.
A telephone replay of the call will be available through May 30, 2026. To access the telephone replay, the domestic dial-in number is 1-800-770-2030, the international dial-in number is 1-609-800-9909 and the access code is 3162560, or by using the link at
investors.greenbrickpartners.com.

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended March 31,
	2026	2025 (as restated)	Change	%
Home closings revenue	$448,006	$482,149	$(34,143)	(7.1)%
Mechanic’s lien contracts revenue	481	—	481	100%
Residential units revenue	$448,487	$482,149	$(33,662)	(7.0)%
New homes delivered	908	910	(2)	(0.2)%
Average sales price of homes delivered	$493.4	$529.8	$(36.4)	(6.9)%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended March 31,
	2026	2025	Change	%
Net new home orders	1,037	1,106	(69)	(6.2)%
Revenue from net new home orders	$474,930	$571,028	$(96,098)	(16.8)%
Average selling price of net new home orders	$458.0	$516.3	$(58.3)	(11.3)%
Cancellation rate	7.7%	6.1%	1.6%	26.2%
Absorption rate per average active selling community per quarter	10.1	10.6	(0.5)	(4.7)%
Average active selling communities	103	104	(1)	(1.0)%
Active selling communities at end of period	105	103	2	1.9%
Backlog revenue	$381,252	$584,762	$(203,510)	(34.8)%
Backlog units	649	864	(215)	(24.9)%
Average sales price of backlog	$587.4	$676.8	$(89.4)	(13.2)%

	March 31, 2026			December 31, 2025
	Central(1)	Southeast(2)	Total	Central(1)	Southeast(2)	Total
Lots owned
Finished lots	4,365	959	5,324	4,518	663	5,181
Lots in communities under development	27,167	1,438	28,605	26,339	1,703	28,042
Land held for future development(3)	3,800	—	3,800	3,800	—	3,800
Total lots owned	35,332	2,397	37,729	34,657	2,366	37,023

Lots under contract
Lots and land under option contracts	6,327	1,579	7,906	8,297	955	9,252
Lots under option through unconsolidated development joint ventures	3,048	51	3,099	2,488	65	2,553
Total lots under contract(4)	9,375	1,630	11,005	10,785	1,020	11,805
Total lots owned and under contract (5)	44,707	4,027	48,734	45,442	3,386	48,828
Percentage of lots owned	79.0%	59.5%	77.4%	76.3%	69.9%	75.8%

1)The Texas market.
2)The Georgia and Florida markets.
3)Land held for future development consist of raw land parcels where development activities have been postponed due to market conditions or other factors.

4)As of March 31, 2026 and December 31, 2025, 22.9% and 16.6% of the total lots under contract had refundable deposits.
5)Total lots excludes lots with homes under construction.
Non-GAAP Financial Measures
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and
Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three months ended March
31, 2026 and 2025 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended March 31,
	2026	2025 (as restated)
Residential units revenue	$448,487	$482,149
Less: Mechanic’s lien contracts revenue	481	—
Home closings revenue	$448,006	$482,149
Homebuilding gross margin	$129,672	$154,696
Homebuilding gross margin percentage	28.9%	32.1%

Homebuilding gross margin	129,672	154,696
Add back: Capitalized interest charged to cost of revenues	2,072	2,233
Add back: Inventory impairment charge	943	—
Adjusted homebuilding gross margin	$132,687	$156,929
Adjusted homebuilding gross margin percentage	29.6%	32.5%
Net debt to total capitalization is calculated as the total debt less cash and cash equivalents, divided by the sum of total Green Brick
Partners, Inc. stockholders’ equity and total debt less cash and cash equivalents. The closest GAAP financial measure to the net debt to total capitalization ratio is the debt to total capitalization ratio. The following table represents a reconciliation of the net debt to total capitalization ratio as of March 31, 2026.

	Total capitalization			Homebuilding Total capitalization(1)
	Gross	Cash and cash equivalents	Net	Gross	Cash and cash equivalents	Net
Total debt, net of debt issuance costs	$274,133	$(144,934)	129,199	$249,186	$(138,581)	$110,605
Total Green Brick Partners, Inc. stockholders’ equity	1,916,359	—	1,916,359	1,916,359	—	1,916,359
Total capitalization	$2,190,492	$(144,934)	$2,045,558	$2,165,545	$(138,581)	$2,026,964

Debt to total capitalization ratio	12.5%			11.5%
Net debt to total capitalization ratio			6.3%			5.5%

(1)Homebuilding capitalization ratio excludes cash and debt related to our wholly owned mortgage company.

About Green Brick Partners, Inc.
Green Brick Partners, Inc (NYSE: GRBK), the third largest homebuilder in Dallas-Fort Worth, is a diversified homebuilding and land development company that operates in Texas, Georgia, and Florida. Green Brick owns five subsidiary homebuilders in Texas
(CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a 50% interest in a homebuilder in Atlanta, Georgia (The Providence Group) and an 80% interest in a homebuilder in Port
St. Lucie, Florida (GHO Homes). Green Brick also retains interests in related financial services platforms, including Green Brick
Title, GRBK Mortgage, and Green Brick Insurance. Green Brick is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master-planned communities. For more information about Green Brick Partners Inc.’s subsidiary homebuilders, please visit https://
greenbrickpartners.com/brands-services/.
Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation
Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,”
“consider,” “estimate,” “expect,” “feel,”, “poised,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Specifically, these statements reflect our beliefs and expectations regarding (i) our infill-focused land self-
development strategy; (ii) our ability to adapt to evolving market conditions and to navigate the short-term headwinds facing the industry; (iii) our ability to continue to deliver peer-leading return metrics; (iv) the timing of our share repurchases; (v) the increase in our community count in the second half of the year; (vi) the roll out of Green Brick Mortgage to the Providence Group in 2026;
(vii) the estimated financial results; (viii) our capital strategy; (ix) our ability to  adjust pricing in order to meet market demand; (x)
our investments in land, lots and development in 2026; (xi) our projections for land development in 2026; (xii) our land pipeline and the impact it will have on our future success; (xiii) our expectations for Green Brick Mortgage’s capture rate in 2026 and its impact on our revenue; (xiv) our strategic and competitive advantages, including our unique business model and focus on infill and infill-
adjacent locations, and the impact on our future results; (xv) our lot and land strategy and its impact on our future financial position;
(xxvi) our ability to successfully implement our growth strategy, including our expectations for expansion and growth of our Trophy brand and the impact that expansion will have on our future results; (xvii) our ability to opportunistically deploy capital to maximize shareholder returns, and to accelerate growth as the housing market improves; (xviii) the credit worthiness of our buyers, quality of our product, and desirability of our communities; (xix) our future financial and operational performance; and (xx) expansion of our financial services through Green Brick Mortgage and Green Brick Insurance. These forward-looking statements reflect our current views about future events and involve estimates and assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (2) changes in macroeconomic conditions, including increasing interest rates and inflation that could adversely impact demand for new homes or the ability of potential buyers to qualify; (3) shortages, delays or increased costs of raw materials and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (4) significant periods of inflation or deflation; (5) a shortage of labor; (6) an inability to acquire land in our markets at anticipated prices or difficulty in obtaining land-
use entitlements; (7) our inability to successfully execute our strategies, including the successful development of our communities within expected time frames and the growth and expansion of our Trophy brand; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) the geographic concentration of our operations; (10) government regulation risks; (11) adverse changes in the availability or volatility of mortgage financing; (12) severe weather events or natural disasters; (13) difficulty in obtaining sufficient capital to fund our growth; (14) our ability to meet our debt service obligations; (15) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; (16) our ability to adequately self-insure;
and (17) changes in accounting standards that adversely affect our reported earnings or financial condition. Green Brick assumes no obligation to update any forward-looking statements, which speak only as of the date they are made. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K filed with the Securities and Exchange
Contact:
Investor Relations
469-573-6755
IR@greenbrickpartners.com